Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-254117, 333-254426, 333-263270, 333-270172, 333-277463, and 333-285234) of Coupang, Inc. of our report dated February 26, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ Samil PricewaterhouseCoopers
Seoul, Korea
February 26, 2026